Exhibit 99.1

Tenon Medical Appoints Medical Device Veteran, Kevin Williamson, Chief Financial Officer

Los Gatos, CA – August 27, 2024 - Tenon Medical, Inc. (NASDAQ: TNON) (“Tenon Medical” or the “Company”), a company transforming care for patients suffering with certain sacroiliac joint (SI Joint) disorders, today announced it has appointed Kevin Williamson as Chief Financial Officer. Mr. Williamson’s appointment succeeds the previously disclosed retirement of Steve Van Dick from the role of Chief Financial Officer.

Mr. Williamson most recently served as the Chief Financial Officer at Accelus Inc., a medical device company focused on expandable spinal implant technology. In this role, Mr. Williamson was responsible for the finance organization, in addition to the investor relations and IT functions. From 2019 to 2020, Mr. Williamson served in the Director of Finance position at Accelus Inc., where he was responsible for Financial Planning and Analysis. From 2015 to 2019, Mr. Williamson held various roles of increasing responsibility in the Corporate Finance department at NuVasive, Inc., a California-based medical device company focused on minimally invasive spine surgery. Mr. Williamson holds a B.S. in Business Administration, Finance from San Diego State University and an M.B.A. from the University of San Diego Knauss School of Business.

Steve Foster, Chief Executive Officer of Tenon, commented, “With an extensive track record of financial leadership in the spinal related medical technology industry, we are thrilled to welcome Kevin as Tenon’s new Chief Financial Officer. As we near completion of upcoming catalysts, including full enrollment of our post-market clinical trial for The Catamaran SI Joint Fusion System and the release of the study’s interim analysis, Kevin’s vast experience as a CFO and finance professional will be instrumental to strategically advance Tenon into our next phase of growth.”

Mr. Williamson said, “It is an honor to join Tenon, and I would like to thank Steve and the Board for selecting me to fulfill this responsibility at this exciting inflection point in the Company’s growth trajectory. I look forward to leveraging my financial oversight experience of private and public companies within the medical device industry by managing sustainable revenue while creating operating leverage, as Tenon penetrates the SI market to achieve its objective of reducing chronic SI pain and driving long-term value.”

About Tenon Medical, Inc.

Tenon Medical, Inc., a medical device company formed in 2012, has developed The Catamaran™ SI Joint Fusion System that offers a novel, less invasive approach to the SI joint using a single, robust titanium implant. The system features the Catamaran™ Fixation Device which passes through both the axial and sagittal planes of the ilium and sacrum, stabilizing and transfixing the SI joint along its longitudinal axis. The angle and trajectory of the Catamaran surgical approach is also designed to provide a pathway away from critical neural and vascular structures and into the strongest cortical bone. Tenon is underway with a national launch of this system to address the greatly underserved market opportunity that exists in this space. For more information, please visit www.tenonmed.com.

The Tenon Medical logo and Tenon Medical, are registered trademarks of Tenon Medical, Inc. Catamaran is a trademark of Tenon Medical, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements,” which are statements related to events, results, activities or developments that Tenon Medical expects, believes or anticipates will or may occur in the future. Forward-looking often contain words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target” and similar expressions and the negative versions thereof. Such statements are based on Tenon Medical’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review our Annual Report on Form 10-K on file with the Securities and Exchange Commission (“SEC”) at www.sec.gov, particularly the information contained in the section entitled “Risk Factors,” and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

Investor Contact

Shannon Devine

MZ North America

203-741-8811

tenon@mzgroup.us